                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                              CCA INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                              CCA INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 9, 2003

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), will be held on July 9, 2003, at 2 p.m., at the American Stock Exchange (14th floor boardroom ), 86 Trinity Place, New York, NY, for the following purposes:

MANAGEMENT PROPOSALS

     1. To elect directors to serve on the Board of Directors for the ensuing year.

     2. To approve management's appointment of Sheft Kahn & Company L.L.P. as the Company's independent certified public accountants for the fiscal year ending November 30,2003.

     3.   To authorize the 2003 Option Plan proposed by the Board of Directors.

                                      * * *

     Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.

     The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 29, 2003 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Ira W. Berman
                                        --------------------------------------
                                        Ira W. Berman, Corporate Secretary and
                                        CHAIRMAN OF THE BOARD


East Rutherford, NJ
May 23, 2003


--------------------------------------------------------------------------------
     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.
--------------------------------------------------------------------------------

                              CCA INDUSTRIES, INC.
                        EAST RUTHERFORD, NEW JERSEY 07073

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

     The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), for use at its Annual Meeting of Shareholders to be held on July 9, 2003, at 2 p.m. Shareholders of record on May 29, 2003 will be entitled to vote. The meeting will be held at the American Stock Exchange ( 14th floor boardroom ) , 86 Trinity Place, New York, NY.

     The Company intends to mail this Proxy Statement, and the Company's Annual Report for the 2002 fiscal year, on or about June 4, 2003.

                                   I. GENERAL

     A.   VOTING

     The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.

     On May 23, 2003, there were 6,577,669 shares of Common Stock and 973,230 shares of Class A Common Stock outstanding.

     As of the date of this statement, no Preferred Stock is issued, and the Board has no pending negotiation or plan concerning any expected issuance of Preferred Stock.

     Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent except in respect of the election of directors.

     In respect of the election of directors, the Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three. (In consequence, no proposal to alter or change the right of Class A Common Stock shareholders to elect a majority of directors could be effectively voted unless a separate majority of the Class A Common Stock shares were voted therefor.)

     A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes other than the election of directors. In respect thereof, fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by holders of Common Stock, and fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock.

     Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.

     B.   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

     The following table sets forth certain information regarding the ownership of the Company's Common Stock and Class A Common Stock as of May 23, 2003 by (i) all those known by the Company to be owners of as much as five (5%) percent of the outstanding shares of Common Stock and/or Class A Common Stock, (ii) each Officer and Director, and (iii) Officers and Directors as a group. Moreover, it presents individual ownership of "Option Shares," and the aggregate Option Shares ownership of Officers and Directors (with Option Shares representing the number of shares purchasable upon exercise of options exercisable within 60 days). Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is beneficial owner of them.

                                                                                                    OWNERSHIP,
                                                                                                       AS A
                                                                                                  PERCENTAGE OF
                                                                                                    ALL SHARES
                                            NUMBER OF SHARES OWNED                                 OUTSTANDING/
                                   ----------------------------------------                          ASSUMED
                                                               CLASS A                              OWNERSHIP
NAME AND ADDRESS                     COMMON STOCK            COMMON STOCK       OPTION SHARES     OPTION SHARES
----------------                     ------------            ------------       -------------     -------------
David Edell                            496,993                  484,615            97,500            13.5/14.8
c/o CCA Industries, Inc.

Ira W. Berman                          466,603                  473,615           117,000            12.9/14.5
c/o CCA

Drew Edell                             51,250                         0            75,000               06/1.6
c/o CCA

Dunnan Edell                           41,250                         0            75,000              .05/1.5
c/o CCA

Jack Polak                             27,700                         0            25,000              .04/.07
98 Park Avenue
New York, NY 10016

Stanley Kreitman                            0                         0            25,000                0/.03
c/o CCA

Robert Lage                                 0                         0                 0                    0
c/o CCA Industries

John Bingman                                0                         0                 0                    0
c/o CCA

Officers and Directors              1,083,796                   958,230           414,500            28.1/31.9
As a Group (8 persons)

                                   TABLE NOTES

     The numbers shown as "Option Shares" assume that unexercised options, exercisable within 60 days, have been exercised (and, thus, that subject shares, not actually owned, are actually owned). The percentage ownership figure, "Assumed Ownership-Option Shares," aggregates the assumptions for the group of Officers and Directors and, for each individual owner, presents a measurement which assumes that the particular individual has exercised such options and purchased subject shares, but that no other owner of such options has `exercised and purchased.' The catergory "as a group " assumes exercise of all unexercised options by the table-represented parties.

     David Edell and Ira Berman own all of the outstanding shares of Class A Common Stock.

     Messrs. David Edell, Dunnan Edell, Drew Edell and Ira Berman are officers and directors. John Bingman is an officer. Messrs. Polak, Kreitman, and Lage are directors.

     Rami Abada, Ira Berman's son-in-law, was a director until April 1, 2003, when he resigned to accomodate the Company's compliance with S.E.C. regulations regarding the "independence" of directors who serve as Audit Committee members, as defined by Listing Standards of The American Stock Exchange, `where' the Company's Common Stock is now traded. Therefore and thereupon, Mr.Lage was appointed to replace Mr. Abada. (See Executive Compensation - Audit and Compensation Committee, and Proposal No.1, including Mr.Lage's election nomination and biographical data.)

     C.   EXECUTIVE COMPENSATION

I.   SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned in the 2002, 2001 and 2000 fiscal years by the "Named Officers" -- all of the executive officers whose fiscal 2002 compensation exceeded $100,000, including the Chief Executive Officer.( Whereas none received stock options, or other long term compensation otherwise to be reported, in any of those last three fiscal years, no Long Term Compensation `tables' are presented.)

                                         ANNUAL COMPENSATION
                                         -------------------

NAME AND PRINCIPAL POSITION           YEAR            SALARY           BONUS            OTHER(1)
---------------------------        ----------      ------------     -----------      --------------
David Edell                           2002           $584,155         $332,060          $38,176
President and Chief                   2001            514,399          247,806           35,985
Executive Officer                     2000            425,372          132,221           12,552

Ira. W. Berman                        2002            584,155          332,060           23,372
Secretary and Executive               2001            514,399          247,806           24,117
Vice President                        2000            425,372          132,221           11,775

Dunnan Edell                          2002            253,172           45,000            1,626
Executive Vice President -            2001            232,595            4,231            2,914
Sales                                 2000            218,076            4,194            2,723

Drew Edell                            2002            203,845           25,000            1,178
Vice President -                      2001            187,596            3,365              816
Manufacturing                         2000            175,000            3,365              577

John Bingman                          2002             99,843           20,000              948
Treasurer                             2001            101,354            1,862              821
                                      2000             98,662              -0-              855

---------------------
(1) Includes the personal-use value of Company-leased automobiles, the value of Company-provided life insurance, and health insurance that is made available to all employees.


II. FISCAL 2002 OPTION GRANTS AND OPTION EXERCISES, YEAR-END OPTION VALUATION, OPTION REPRICING

     No new options were issued to any of the Named Officers in fiscal 2002.

     The next table identifies 2002 fiscal-year option exercises by Named Officers, and reports a valuation of their options.

                               FISCAL 2002 AGGREGATED OPTION EXERCISES
                                 AND NOVEMBER 30,2002 OPTION VALUES

                                                                 NUMBER OF SHARES       VALUE OF
                                                                   COVERED BY         UNEXERCISED
                             NUMBER OF                             UNEXERCISED        IN-THE-MONEY
                          SHARES ACQUIRED                           OPTIONS AT         OPTIONS AT
                            ON EXERCISE          VALUE REALIZED    NOV. 30,2002      NOV.30,2002(1)
                          ---------------        --------------  ----------------    --------------
David Edell                   100,000               $150,000          157,500            $193,725
Ira W. Berman                 100,000                150,000          202,000             248,460
Dunnan Edell                      -0-                    -0-           75,000              92,250
Drew Edell                        -0-                    -0-           75,000              92,250
John Bingman                      -0-                    -0-              -0-                 -0-

(1) Represents the difference between market price and the respective exercise prices of options at November 30, 2002.

     The following table identifies the stock options held by the Named Officers and all other officers and directors, the exercise prices of which have been reduced during the past 10 years.

                                          REPRICED OPTIONS

                                                         ORIGINAL          ORIGINAL
                          NUMBER OF SHARES              GRANT DATE          PRICE        DATES REPRICED NEW PRICES
                         ------------------          ---------------      ----------    ---------------------------
David Edell                   100,000                  Aug. 1, 1997          $2.50       11/3/98-5/24/01 $1.50-$.50
Ira W.Berman                  100,000                  Aug. 1, 1997           2.50       11/3/98-5/24/01 1.50- .50
Dunnan Edell                   50,000                  Aug. 1, 1997           2.50       11/3/98-5/25/01 1.50-.50
Drew Edell                     50,000                  Aug. 1, 1997           2.50       11/3/98-5/24/01 1.50- .50
Stanley Kreitman               25,000                  Aug. 1, 1997           2.50       11/3/98-5/24/01 1.50-.50
Rami Abada                     25,000                  Aug. 1, 1997           2.50       11/3/98-5/24/01 1.50- .50
Dunnan Edell                   25,000                 June 10, 1995           4.50       6/10/00-5/24/01 1.50-.50
DrewEdell                      25,000                 June 10, 1995           4.50       6/10/00-5/24/01 1.50- .50

----------------------------
(1) On November 3, 1998, the full Board of Directors authorized the repricing in consequence of a declining market valuation, inconsistent with the Company's realizable value. The market price of the Common Stock at the date of repricing was $1.00; and, at that date, the original option terms (10 years from August 1, 1997) had approximately 8 years and 10 months to run. When the options were originally issued, on August 1, 1997, the market price of the Company's Common Stock was $2.50. On May 24,2001, the company repriced the options again when the market price was $.50.
(2) On June 10, 2000, the full Board of Directors authorized the repricing in consequence of a declining market valuation, inconsistent with the Company's realizable value. The market price of common stock at the date of repricing was $1.10; and at that date the original terms (5 years from June 10, 1995) were extended for an additional 5 years. When the options were originally issued on June 10, 1995, the market price of the Company's common stock was $3.00. On May 24, 2001, the Company repriced the options again when the market price was $.50, and changed the expiration date to August 1, 2007.


III. COMPENSATION OF DIRECTORS

     Each `outside' director (Messrs. Kreitman, Polak and Abada) was paid $3,000 per meeting for attendance of board meetings in fiscal 2002. No other compensation was paid to any director for directorship duties or meeting attendance. No new options were granted to any director in fiscal 2002.

     The full Board of Directors met three times in the 2002 fiscal year.

IV.  EXECUTIVE COMPENSATION PRINCIPLES;
     AUDIT AND COMPENSATION COMMITTEES

     Until April I, 2003, the Audit Committee of the Board of Directors was comprised of Ira W. Berman, Stanley Kreitman, Jack Polak and Rami Abada.They met three times in fiscal 2002. On April 1, 2003, Mr.Abada resigned as a director and Audit Committee member, and Mr. Berman (who is still a director) resigned his Audit Committee membership, to assure compliance with "independent " Audit Committee member regulations . ( Mr. Berman's status as an officer-employee director, and Mr. Abada's status as his son-in-law, under the subject S.E.C. regulations, define each as not "independent" for Audit Committee purposes. )

     The Audit Committee is now comprised of Messrs. Kreitman and Polak, and Mr. Robert Lage. Mr. Lage was appointed to the Board (and Audit Committee ) to serve `instead' of Mr.Abada, and is herewith proposed for election. (See Proposal No.
1. Included there, in the biographies of the persons proposed for election to the Board, are particular "Audit Committee Credentials" of Messrs. Kreitman, Polak and Lage.)

     (An Audit Committee Charter was adopted by the full Board of Directors in fiscal 2000, and a copy of it was appended to the Proxy Statement disseminated for and in respect of the Company's 2001 Annual Meeting.)

     Re fiscal 2002, the Audit Committee (a) reviewed and discussed the Company's audited financial statements, with management; (b) received and discussed the information required to be discussed, pursuant to Auditing Standards and S.E.C. regulations, with the Company's independent auditors; (c) received written disclosures, and the letter concerning same, from the independent auditors as required by S.E.C. regulations and described by Independence Standard Board Standards; (d) discussed the independence of the auditors, with the auditors; and (e) recommended that the audited financial statements be included in the Company's Annual Report on Form 1O-K.

V.   EMPLOYMENT CONTRACTS/COMPENSATION PROGRAM

     The Company's Executive Compensation Program, administered by the Compensation Committee (the membership of which is the same as the Audit Committee), is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance, and has an established program to:

     o Reward executives for long-term strategic management and the enhancement of shareholder value.
     o Integrate compensation programs with both the Company's annual and long-term strategic planning.
     o Support a performance-oriented environment that rewards performance not only with respect to Company goals, but also Company performance as compared to industry-performance levels.

     The total compensation program consists of both cash and equity based compensation. The Compensation Committee determines the level of salary and bonuses, if any. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

     On March 17, 1994, the Board of Directors approved lO-year employment contracts (hereinbelow, the "Edell/Berman Contracts") for David Edell and Ira Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increment, plus 2.5% of the Company's pre-tax income, less depreciation and amortization (the "2.5% measure"), plus 20% of the base salary, as bonus.

     In February 1999, the 2.5% measure in the bonus provisions of the Edell/Berman Contracts was amended so as to calculate it against earnings before income taxes, less depreciation, amortization, and expenditures for media and cooperative advertising in excess of $8,000,000.

     On May 24, 2001, the Edell/Berman Contracts were amended to increase their base annual salaries to $400,000, and to extend the terms through November 30, 2007, and on October 16, 2002, their contracts (otherwise unamended), were extended to December 1, 2010.

     David Edell's sons, Dunnan Edell and Drew Edell have 5-year employment contracts which expire November 30, 2007, providing base annual salaries of $270,000 and $200,000, respectively.

     Long-term incentives are provided through the issuance of stock options.

VI.  STOCK OPTION PLANS

     The Company's 1994 Stock Option Plan covered 1,000,000 shares of its Common Stock.(The1994 Plan has expired ; but there are 427,500 stock options issued under the 1994 Plan outstanding, and yet exercisable to purchase 427,500 shares of Common Stock.)

     For the reasons expressed in "Proposal No. 3," the Board of Directors has authorized a "2003 Option Plan" that is generally described in Proposal No.3, and presented as an appendix following the last page of the "Proxy Statement proper." (The proposed 2003 Plan will become effective if it is approved by vote of the shareholders.)

     The 1994 Stock Option Plan provided (as the 2003 Plan proposes):

     (1) for the granting of two types of options: "Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

     (2) For option grants to employees (including officers and directors who are also employees) and consultants of the Company ( provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant).

                              EQUITY COMPENSATION PLAN INFORMATION

                                                (a)                       (b)                     (c)
------------------------------------------------------------------------------------------------------------------
Plan Category........................  No. of Securities to be     Weighted average        No.of securities
                                       issued upon exercise        exercise price of       remaining available
                                       of outstanding options      outstanding options     for future issuance
                                                                   warrants and rights     under equity
                                                                                           compensation plans
                                                                                           (excluding securities
                                                                                           reflected in column (a)
------------------------------------------------------------------------------------------------------------------
Equity Compensation..................  427,500                     $.50                    -0-
plans approved
by security holders
------------------------------------------------------------------------------------------------------------------
Equity Compensation..................  -0-                         -0-                     -0-
plans not approved by
security holders
------------------------------------------------------------------------------------------------------------------

VII. PERFORMANCE GRAPH

     Set forth below is a line graph (followed by a numerical table) comparing cumulative total shareholder return on the Company's Common Stock.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG CCA INDUSTRIES, INC, THE DOW JONES US COSMETICS INDEX
                     AND THE DOW JONES US TOTAL MARKET INDEX





                               [PERFORMANCE GRAPH]





                            CUMULATIVE TOTAL RETURN*
                            ------------------------

                              12/97   12/98    12/99    12/00    12/01   12/02
                              -----   -----    -----    -----    -----   -----
CCA Industries, Inc.           100      57       51       26       59     91
DJ US Cosmetics Index          100     104       92       88       80     77
DJ US Total Market Index       100     125      153      139      122     95
---------------
* $100 invested on December 31, 1997 in stock and indices, including reinvestment of dividends.

D.   THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Company's Board of Directors has no nominating committee. Its Audit and Compensation Committee members are Messrs. Stanley Kreitman, Jack Polak, and Robert Lage.

E.   RELATED DIRECTORS AND/OR OFFICERS

     David Edell is the Company's President and Chief Executive Officer. He is also a director. Drew Edell and Dunnan Edell are his sons. Both are directors, and Vice-Presidents of the Company.

F.   AUDIT FEES

     Its independent auditors (Sheft, Kahn & Company, L.L.P.) charged the Company as follows, for fiscal 2002 services (and was paid the sums charged):
(a) approximately $90,000 for the fiscal 2002 year-end audit of the Company's financial statements; (b) approximately $50,000 for interim reviews; (c) $1,000 for "Financial Information Systems" services; and (d) approximately $35,000 for other professional services (tax,management consulting, etc.).

     The Audit Committee considered all fees paid to Sheft, Kahn & Company in recent years, and in the 2002 fiscal year, and concluded that no fee-issue threatens their `independence.'

G.   REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company's principal executive office. A proxy holder can also revoke a filed proxy by attending the meeting and voting in person.

H.   SOLICITATION OF PROXIES

     It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

I.   SHAREHOLDER PROPOSALS FOR THE YEAR 2004

     Proposals of shareholders that are intended to be presented at the Company's year 2004 Annual Meeting of Shareholders must be received by the Company no later than February 13, 2004 in order to be included in the Company's proxy materials relating to that meeting.

                            II. MANAGEMENT PROPOSALS

                                  PROPOSAL NO.1

                      NOMINATION AND ELECTION OF DIRECTORS


     All seven seats on the Company's Board of Directors are subject to one - year terms and annual election. Four are subject to election by holders of Class A Common Stock and three by holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

     The four nominees proposed for election by the holders of the Company's Class A Common Stock (David Edell, Ira Berman, Jack Polak and Stanley Kreitman) already serve as directors, as do the three proposed for election by the holders of Common Stock (Dunnan Edell, Drew Edell and Robert Lage). All have agreed to continue to serve if elected.

     Set forth below is information regarding all nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of May 23, 2003. (The stock ownership of each of the nominees is presented above, under "Share Ownership of Directors, Officers and 5% Owners.")

A.   CLASS A COMMON STOCK NOMINEES

     (No vote or proxy is solicited in respect of the Class A nominees, since two of them - Messrs. Berman and David Edell - own all of the Class A Common Stock shares, and they have jointly proposed themselves, Mr. Polak and Mr. Kreitman, for re-election.)

     David Edell, age 71, is a director, and the Company's President and Chief Executive Officer. Prior to his association with the Company he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America. In 1954, David Edell received a Bachelor of Arts degree from Syracuse University.

     Ira W. Berman, age 71, is the Company's Executive Vice President and Corporate Secretary. He is also Chairman of the Board of Directors. Mr. Berman is an attorney who has been engaged in the practice of law since 1955. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from Cornell University, and is a member of the American Bar Association.

     Jack Polak, age 90, has been a private investment consultant since April 1982. He was knighted by Queen Beatrix of the Netherlands for his efforts on behalf of the Anne Frank Center, USA, for which he still actively works, and is Chairman Emeritus, and holds a tax certification in The Netherlands. He was a director and member of the Audit and Compensation Committee of K.T.I. Industries, Inc., from February 1995 until 1999, when K.T.I., a waste-to-energy business was `taken over' by Casella Industries. From 2000 until 2002, he was a director of Oakhurst Industries, a public company that owns an automotive accessories distributor, a waste-to-energy tire facility, and a road construction company.

     Stanley Kreitman, age 71, has been Vice Chairman of the Board of Manhattan Associates, an equity investment firm, since 1994. He is also a director of Medallion Financial Corp., an SBIC. Mr. Kreitman has been Chairman of the Board of Trustees of the New York Institute of Technology since 1989, and of Crime Stoppers Nassau County (NY), since 1994. Since February 1999 and June 1999, respectively, he has been a member of the Board of Directors of K.S.W. Corp. and P.M.C.C. Mortgage Corp. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, Bank Hapdalim USA (Signature Bank), The New York College of Osteopathic Medicine, and the Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a securities printer.

B.   COMMON STOCK NOMINEES

     Dunnan Edell, age 47, is the son of David Edell and the brother of Drew Edell. He is graduate of George Washington University. He has been a director since 1994. A Senior Vice President-Sales, he joined the Company in 1984 and was appointed Divisional Vice-President in 1986. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984, and by Hazel Bishop from 1977 to 1981.

     Drew Edell, age 45, is the son of David Edell and the brother of Dunnan Edell. He is a graduate of Pratt Institute, with a degree in Industrial Design. He has been a director since 2000. He joined the Company in 1983, and has been its Vice President-Product Development and Production, since 1985.

     Robert A. Lage, age 66, a C.P.A., was a partner at PriceWaterhouseCoopers Management Consulting Service prior to his retirement in 1997. He has been engaged in the practice of public accounting and management consulting since 1959. He received a BBA from Bernard Baruch College of The City University of New York in 1958.

                  AUDIT AND COMPENSATION COMMITTEE CREDENTIALS

     Stanley Kreitman, former president of a national bank, will qualify as a "financial expert" as the same is proposed by the S.E.C. in its Release No. 34 - 46701( October 22, 2002). Mr. Kreitman is "independent" as defined by Section 121(A) of The American Stock Exchange's Listing Standards and, thus, S.E.C. Rules. (In fact, the subject definitions detail relationships etc. that `define' non-independence. No issue `thereunder' is `presented' by Mr. Kreitman--or, see below, by Mr. Polak, or Mr. Lage).

     In any event, Mr. Kreitman qualifies `under' existing AMEX/Audit Committee/financial `sophistication' rules as `having past employment experience or background which results in financial sophistication...'-as do Mssrs.Polak and Lage (as next presented).

     Jack Polak is a certified Dutch tax consultant and a member of the Association of Certified Tax Accountants. As shown above he is both "independent" and AMEX-qualified as financially sophisticated.

     Robert A. Lage, as shown above, is both "independent" and AMEX-qualified as financially sophisticated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE COMMON STOCK NOMINEES AS PROPOSED IN THIS PROPOSAL NO.1. A MAJORITY OF THE COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                                  PROPOSAL NO.2

                       APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Sheft Kahn & Company LLP., independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2003. The appointment shall continue at the pleasure of the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company's auditors since 1983.

     The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO.2. A MAJORITY OF THE AGGREGATED CLASS A COMMON STOCK AND COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                                  PROPOSAL NO.3

                  AUHORIZATION OF THE "2003 STOCK OPTION PLAN"

     On February 12, 2003, the Board of Directors adopted a 2003 Stock Option Plan authorizing the issuance of up to 1,000,000 shares of the Company's Common Stock. The plan is similar to the 1994 Stock Option Plan. The Audit and Compensation Committee (hereinafter, the "Committee") will administer the plan. The plan will specifically authorize the payment for Options with the Company's Common Stock, if requested by an Optionee.

     If approved, The 2003 Option Plan will provide (as the 1994 Plan provided) for the granting of two (2) types of options: "Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422 of the Code. The Plan is not qualified under Section 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Options may be granted under the 2003 Option Plan to employees (including officers and directors who are also employees) and consultants of the Company, provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant.

     The 2003 Option Plan is to be administered and interpreted by the Committee, with the power, subject to the provisions of the Plan, to determine the persons to whom and the dates on which the options will be granted, the number of shares to be subject to each option, the term of each and the other terms of the options. The Committee has the power to delegate administration of the Plan to a Committee of not less than two (2) Board members, each of whom must be disinterested within the meaning of Rule 16b-3 under the Exchange Act and ineligible to participate in the Plan or in any other stock purchase, option or appreciation right plan of the Company or any of its affiliates. Members of the Committee receive no compensation for their services in connection with the administration of the Option Plan.

     The maximum term of each option will be ten (10) years. No option granted under the 2003 Option Plan will be transferable by the Optionee other than upon death.

     Under the 2003 Option Plan an option will terminate three (3) months after the Optionee ceases to be employed by the Company or a parent or subsidiary of the Company unless (i) the termination of employment is due to such person's permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year of such termination (to the extent the option was vested at the time of such termination); or (ii) the Optionee dies while employed by the Company or a parent or subsidiary of the Company or within three (3) months after termination of such employment, in which case the option may, but need not provide that it may be exercised (to the extent the option was vested at the time of the Optionee's death) within eighteen (18) months of the Optionee's death by the person or persons to whom the rights under such option pass by will or the laws of descent or distribution; or (iii) the option by its terms specifically provides otherwise.

     The exercise price of all nonqualified stock options granted under the 2003 Option Plan must be at least equal to 85% of the fair market value of the underlying stock on the date of grant. The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of the underlying stock on the date of grant. The aggregate fair market value of stock of the Company (determined at the date of the option grant) for which any employee may be granted Incentive Stock Options in any calendar year may not exceed $100,000, plus certain carryover allowances, if any. The exercise price of an Incentive Stock Option granted to any participant who owns stock possessing more than ten (10%) of the voting rights of the Company's outstanding capital stock must be at least 110% of the fair market value on the date of grant and the maximum term may not exceed five (5) years.

     The 2003 Option Plan , as proposed, will permit the exercise of options for cash, other property acceptable to the Committee and (as the 1994 Plan specifically authorized ) that payment may be made for stock issuable upon exercise by tender of Common Stock of the Company..

     Consequences to the Company: There are no Federal income tax consequences to the Company by reason of the grant or exercise of an Incentive Stock Option.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE 2003 STOCK OPTION PLAN - PROPOSAL NO. 3--IN ORDER TO BETTER ENABLE THE COMPANY TO ATTRACT KEY EXECUTIVES AND EMPLOYEES, MAINTAIN INCENTIVES FOR CURRENT MANAGEMENT, AND AID THE COMPANY'S GROWTH EFFORTS. A MAJORITY OF THE AGGREGATED CLASS A COMMON STOCK AND COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                               III. OTHER MATTERS

     The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.
     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

                               IV. CERTAIN REPORTS

     Based upon reports furnished to the Company, all reports required to be filed during or concerning the Company's 2002 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.

                                           By Order of the Board  of  Directors

                                           /s/ Ira W. Berman
                                           ------------------------------------
                                           Ira W. Berman,
                                           CHAIRMAN OF THEBOARD OFDIRECTORS

East Rutherford, New Jersey
May 23, 2003

                              CCA INDUSTRIES, INC.

2003 STOCK OPTION PLAN

     1. PURPOSES. The purposes of the plan ("Plan") are to provide an incentive to key employees of CCA INDUSTRIES, INC. and its subsidiaries (the "Company"), including officers and directors and consultants and/or affiliates, to contribute to the success of the Company by purchasing a proprietary interest in the Company, and to offer an additional inducement in obtaining and retaining the services of key personnel. Purchases shall be made in accordance with "incentive stock options" or "non-qualified stock options" issued pursuant to the lnternal Revenue Code of 1954, as amended (the "Code"), and the Regulations and Rulings promulgated thereunder.

     2. STOCK SUBJECT TO THE PLAN. Options may be granted under the Plan to purchase in the aggregate not more than one million shares of the Company's Common Stock, par value $.01 per share ("Common Stock") which may be authorized but unissued shares or treasury shares. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares, shall again become available for issuance under the Plan.

     3. VALUE OF THE STOCK. The aggregate fair market value (determined as of the time each option is granted) of the Common Stock for which any employee may be granted incentive stock options in any calendar year shall not exceed $100,000. There is no such limitation with respect to non-qualified options.

     4. ADMINISTRATION AND SELECTION. The Plan shall be administered by the Audit Committee designated as the Stock Option Committee ("Committee") consisting of not less than three nor more than five Audit Committee directors of CCA Industries, Inc. to be appointed by, and to serve at the pleasure of, the Board of Directors. The Committee shall have full power to interpret the Plan, and to establish and amend rules and regulations for its administration. The Committee shall also have full power to determine the terms and conditions of options granted under the Plan including, but not limited to, option price, term and exerciseability of options and restrictions on Common Stock issued pursuant thereto. The Board of Directors may from time to time appoint qualified Audit Committee members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Action of the Committee shall be taken by a majority of its members at the meeting. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

     5. ELIGIBILITY. The Committee may grant options from time to time to key employees of the Company, including officers and directors, consultants and/or affiliates for such number of shares of Common Stock as it may determine. Options granted to members of the Committee shall be ratified by a majority of the Board of Directors.

     6. OPTION PRICE. The purchase price of the Common Stock under each option shall be such amount as the Committee in its discretion shall determine, provided that in no event will such price be less than the par value of the Common Stock.

     7. TERM OF OPTIONS. The term of each incentive stock option and each non-qualified stock option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof. The term of any option, validly granted, may extend beyond the termination of the Plan. Options shall be subject to earlier termination as hereinafter provided or as may be provided in the option contract.

     8. EXERCISE OF OPTIONS. Except as otherwise provided herein, an option may provide for its exercise during its term in such amounts and at such times as shall be specified in the option agreement. If the full number of shares available for purchase in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter but prior to the expiration of such option. The Committee, in its discretion, may grant options or accelerate the exercise of options granted so that options are exercisable over a shorter period of time than that stated therein.

     The Committee may provide that the options, when granted, shall not vest in the recipient until such time as the recipient, if an employee of the Company, is in the Company's employ for at least twelve (12) months.

     The Committee may also provide that the options may vest over a three-year period with aliquot vesting over the aforesaid period.

     An option shall be exercised by giving written notice to the Company at its executive offices, specifying the number of shares purchased and accompanied by payment in cash or certified check of the aggregate purchase price thereof. The Committee may also provide that in order to exercise an option, the recipient shall be entitled to present a stock certificate of the Company at the fair market value on the date of exercise of the option in payment of the aforesaid option. In no case may a fraction of a share be purchased or issued pursuant to the exercise of an option.

     9. RESTRICTIONS ON COMMON STOCK. In connection with the granting of any non-qualified stock option hereunder, the Committee may in its discretion impose upon the holder thereof such restrictions as it shall deem advisable to be applicable to the Common Stock to be purchased pursuant to such option. Such restrictions may include, but shall not be limited to, restrictions which render the Common Stock non-transferable, restrictions which create a substantial risk of forfeiture of the Common Stock, or restrictions which by their terms will never lapse.

     Unless expressly stated to the contrary in any option agreement, either the Committee or the Board of Directors shall have the right to cancel, alleviate or modify, in whole or in part, any such restrictions, provided however that no such action shall be taken without the consent of the option holder if such action would have the effect of rendering the restrictions more onerous to the option holder.

     10. TERMINATION OF EMPLOYMENT. Any option holder whose employment has terminated for any reason other than death or disability must exercise his option within three months after the date of such termination, or within such shorter period, if any, specified in his option contract, to the extent the option was exercisable on the date of such termination, or it will lapse. If the employment of an option holder is terminated because he becomes disabled, the option holder may exercise his option within one year after the date of such termination, or within such shorter period, if any, specified in his option contract to the extent the option was exercisable on the date of such termination. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or of a corporation issuing or assuming the options.

     11. DEATH OF EMPLOYEE. If the optionee dies while employed by the Company or a parent or subsidiary of the Company or within three months after terminination of such employment, the option may, but need not, provide that it may be exercised (to the extent the option was vested at the time of optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights under such option pass by will or the laws of descent or distribution, or the option will lapse.

     12. OPTION CONTRACTS. Each option shall be evidenced by an option contract which shall contain such provisions (not necessarily identical) as the Committee shall deem appropriate or advisable. Nothing in the Plan shall confer any rights on any employee other than those set forth in the option contract, and neither the Plan nor the option contract shall confer upon any employee any rights to continue in the employ of the Company or interfere in any way with the rights of the Company to terminate his employment at any time without liability by the Company.

     13. ADJUSTMENTS. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a share distribution, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the aggregate number and kind of shares available under the Plan and the number and kind of shares subject to each outstanding option and the option price shall be appropriately adjusted by the Committee.

     14. AMENDMENT AND TERMINATION. The Committee may at any time suspend or terminate the Plan or amend it from time to time in such respects as it may deem advisable to provide that options granted hereunder may qualify for the tax treatment under federal, state or local law as was originally intended by the Committee and to conform to any change in applicable law or regulations or rulings of administrative agencies, or may so amend it in any other respect not involving a substantial departure from the principles herein set forth. No amendment by the Committee shall serve to alter the class of persons eligible to receive options hereunder, or, except as provided in Section 13, to increase the maximum number of shares with respect to which options may be granted hereunder. Unless sooner terminated by the Committee, the Plan shall terminate on the 10th anniversary of the Company's 2003 Annual Meeting vote, assuming the Plan is thereupon approved.

     15. NON-TRANSFERABILITY OF OPTIONS, No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution; and an option may be exercised during the lifetime of the holder thereof only by him.

     16. EFFECTIVE DATE OF THE PLAN. The Company's 2003 Annual Meeting date vote shall be the effective date, if and when the Plan is thence/thereafter certified as having been approved by shareholder vote.

                              CCA INDUSTRIES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at The American Stock Exchange (14th Floor Boardroom), 86 Trinity Place, New York, NY, on July 9, 2003 at 2:00 p.m., and to vote as directed on the reverse side upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby ackowledged).

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTE "FOR" THE ELECTION OF DREW EDELL, ROBERT LAGE AND DUNNAN EDELL AS DIRECTORS, "FOR" THE APPOINTMENT OF SHEFT KAHN & COMPANY L.L.P. AND "FOR" THE 2003 STOCK OPTION PLAN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                     Please date, sign and mail
                                                       your proxy card in the
                                                     envelope provided as soon
                                                            as possible.




                                          Please detach and mail in the envelope provided.


------------------------------------------------------------------------------------------------------------------------------------

                                  THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR ALL PROPOSALS.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        FOR   AGAINST   ABSTAIN
1. Election of Directors:                               2. Ratification of the Board of Directors       [ ]     [ ]       [ ]
                                                           appointment of Sheft Kahn & Company L.L.P.
                            Nominees:                      as the Company's Independent certified
[ ] FOR ALL NOMINEES        (  ) Drew Edell                public accountants.
                            (  ) Robert Lage
[ ] WITHHOLD AUTHORITY      (  ) Dunnan Edell           3. To authorize the 2003 Stock Option Plan      [ ]     [ ]       [ ]
    FOR ALL NOMINEES                                       proposed by The Board of Directors.

[ ] FOR ALL EXCEPT                                      To grant the proxy the power to vote in his discretion upon such other
    (See instructions below)                            matters as may properly come before the Meeting or any adjournment thereof.

                                                        THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY
                                                        WILL BE VOTED FOR ALL PROPOSALS.

                                                        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
                                                        SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR
                                                        VOTE WILL BE CONTINUED.



INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL
             EXCEPT" and fill in the circle next to
             each nominee you wish to withhold,  as
             shown here (X)
-----------------------------------------------------





-----------------------------------------------------
To change the address on your account, please
check the box at right and indicate your new
address in the space above. Please not that       [ ]
changes to the registered name(s) on the account
may not be  submitted via this method.
-----------------------------------------------------
                        ---------------------------      ---------                         ---------------------------      --------
Signature of Stockholder                             Date          Signature of Stockholder                             Date
                        ---------------------------      ---------                         ---------------------------      --------
        NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duty authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.